Media contact:         Lyndi McMillan, lyndi.mcmillan@navistar.com, 331-332-3181
Investor contact:         Marty Ketelaar, marty.ketelaar@navistar.com, 331-332-2706
Web site:         www.Navistar.com

NAVISTAR INTERNATIONAL CORP. PRESENTS NAVISTAR 4.0 STRATEGY FOR SHAREHOLDER VALUE CREATION
Lays Out Winning Plan to Achieve 12% EBITDA Margins by Fiscal 2024
LISLE, Ill. - September 19, 2019 - Navistar International Corporation (NYSE: NAV) will present the 2020-24 strategy, “Navistar 4.0,” at its Investor Day event today, laying out a plan to increase the company’s EBITDA margins to 12%.
Navistar 4.0 includes the following elements:

•	Improve EBITDA margins to 10% by 2022 and 12% by 2024;

•	Grow market share and become the number one choice of the customer through new product offerings and customer segmentation;

•	Implement a single platform strategy to optimize use of R&D resources and commonization of parts and tooling;

•	Increase modular design resulting in customer benefits, speed to market and lower product costs;

•	Build a new truck assembly facility in San Antonio, Texas, reducing logistics and manufacturing costs;

•	Use the TRATON alliance to provide significant procurement savings, more efficient R&D spend and new integrated powertrain offerings for customers;

•	Grow Aftersales revenues with an expanding distribution network, growing private label sales and e-commerce initiatives;

•	Improve financial results allowing the company to invest in growth initiatives, de-lever the balance sheet and fully fund its defined benefit pension plans by 2025.
Building on the major advances achieved in the last five years, including gains from an alliance with TRATON Group, Navistar 4.0 lays out a clear path for the company’s ongoing transformation.
“Navistar is committed to building on the gains of the past five years to improve financial returns to shareholders,” said Troy A. Clarke, Navistar chairman, president and chief executive officer. “Navistar 4.0 establishes a clear road map to grow EBITDA margins to 12%, while also winning in the marketplace.”
Announces $250 Million Investment in New Manufacturing Plant
Building on the recently announced $125 million investment in the Huntsville engine plant, Navistar also intends to create the most cost-competitive manufacturing network in the industry. For this reason, as part of Navistar 4.0, the company separately announced its intent to invest more than $250 million in a new, industry benchmark assembly facility in San Antonio, Texas, contingent on incentive approval.
“The new facility will have the flexibility to build Class 6-8 trucks incorporating the most advanced lean manufacturing practices, enabling lower conversion costs and an optimized supply chain,” said Persio Lisboa, Navistar’s chief operating officer.

Procurement and Product Strategy Builds on Success of TRATON Alliance
Another contributor to Navistar’s future improvement is the alliance with TRATON Group. Increased benefits from the two companies’ procurement joint venture are achieved by leveraging global scale, ultimately through common powertrains and other systems.
“Our savings from the global alliance with TRATON are on track to yield $500 million in the first five years, with $200 million in annual savings by year five,” said Walter Borst, Navistar’s chief financial officer.
Provides 2020 and Longer-Term Financial Guidance
In its presentation, Navistar also provided industry and company financial guidance for 2020, including:

•	Industry retail deliveries of Class 6-8 trucks and buses in the United States and Canada are forecast to be between 335,000 and 365,000 units

•	Revenues are expected to be between $10.0 billion and $10.5 billion

•	Adjusted EBITDA is expected to be $775 million to $825 million

•	Manufacturing free cash flow is expected to be breakeven excluding changes in working capital
In addition, Navistar plans to grow EBITDA margin from the 8% currently anticipated for 2019 to 10% by 2022, and has laid out plans to achieve this result. Components of this improvement include higher revenues and market share through new product offerings and market segmentation initiatives; incremental product cost improvements in procurement and manufacturing through supply and logistics savings and lean manufacturing activities; and lower structural costs from active cost management and lower pension and OPEB costs.
12% EBITDA Margins Planned by 2024
The company plans to achieve EBITDA margins of 12% by 2024. Components of this additional improvement include development of integrated powertrain offerings, a single platform strategy, modular product design and optimization of the company’s manufacturing footprint.
The company summed up its vision by citing unique opportunities:

•	Its new product lineup, quality improvements and uptime focus are gaining market share.

•	Gross margins will grow with the lower costs derived from the TRATON alliance and enhanced manufacturing strategy.

•	Aftersales revenue will grow as market share gains add to the vehicle parc and integrated powertrains improve the parts mix.

•	Substantial improvements in net income as free cash flow is used to pay down debt and fund pension plans.
“Navistar’s recent improvements in both market share and financial returns are sustainable and will grow in the years ahead,” Clarke said. “I believe Navistar is the best investment opportunity in the commercial vehicle space.”
About Navistar
Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our plans to increase EBITDA margin, our plans for market share growth through segmentation and lower product costs through increased modularization, our plans to build a new manufacturing plant and realize reduced logistics and manufacturing costs, our expectations from the TRATON alliance, our expectations for Aftersales revenue growth, our plans for de-levering the balance sheet and fully funding pension plans and other possible or assumed future results of operations, including further descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2018, which was filed on December 18, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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